EXHIBIT 99.1

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

For Immediate Release

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

Stephen A. Fowle

Executive Vice President and

Chief Financial Officer

Seacoast Banking Corporation of Florida

(772) 463-8977

SEACOAST BANKING CORPORATION OF FLORIDA

TO ACQUIRE BMO HARRIS’ ORLANDO BANKING OPERATIONS

Transaction Will Further Expand Seacoast’s Central Florida Presence, Making It a Top-10 Bank in the Attractive Orlando Market

STUART, Florida, October 15, 2015 – Seacoast Banking Corporation of Florida (“Seacoast”) (NASDAQ: SBCF), the holding company for Seacoast National Bank (“Seacoast Bank”), announced today that it has signed a definitive agreement to acquire the Orlando banking operations of BMO Harris Bank N.A. (“BMO”), including BMO’s 14 Orlando branches. The acquisition, which includes all of BMO’s retail branches and the associated consumer and small business deposit accounts as well as BMO’s business banking deposit and loan accounts in the Orlando MSA, will add approximately $355 million in deposits, of which approximately 56% are checking accounts, and approximately $70 million in loans related to business banking customers.

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This acquisition continues Seacoast’s expansion in the attractive Orlando metropolitan market, making it a top-10 Orlando bank and a top-5 Florida-based bank based on deposits. Seacoast established its presence in the Orlando MSA in 2005 and continued its expansion in 2014 through its acquisition of Winter Park-based BankFIRST.

Dennis S. Hudson, Seacoast's Chairman and CEO, said, “The economy in the greater Orlando area continues to show healthy growth and is one of the leading markets in the state of Florida.  Year over year employment gains outpace the national average while the local economy continues to diversify, with significant growth coming in the high tech, healthcare and life science fields.  This transaction increases our presence in this attractive market and builds upon the organic growth we are seeing in our current local operations.

“We are delighted to welcome BMO’s nearly 9,000 households and their employees to Seacoast Bank, a third-generation Florida bank that is a vibrant part of the communities we serve,” Hudson continued. “We’re committed to serving our retail and business customers by delivering convenience enabled by modern technology, anticipating customer needs and solving problems with personalized service.

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“We look forward to sharing information in the coming months with our new BMO customers to effect the smooth transfer of their accounts,” Hudson concluded.

Under the terms of the definitive agreement, Seacoast will pay a premium equal to 3.0% of total deposits. The transaction is expected to produce an internal rate of return in excess of 20% and is anticipated to be more than 6% accretive to Seacoast’s fully diluted earnings per share for 2016.

Seacoast is being advised by FBR Capital Markets & Co. and Alston & Bird LLP. BMO is being advised by Sandler O’Neill + Partners, L.P. and Godfrey & Kahn S.C. The transaction is expected to close in the first half of 2016, subject to regulatory approval and other customary conditions.

About Seacoast Banking Corporation of Florida:

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.2 billion in assets and $2.6 billion in deposits as of June 30, 2015. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 43 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. Additional information on Seacoast may be found on its website: www.SeacoastBanking.com.

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Safe Harbor Statement:

Certain statements of other than historical fact that are contained in this document and in other written materials, press releases and oral statements issued by or on behalf of Seacoast may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to Seacoast’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause Seacoast’s actual results to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed acquisition, including future financial and operating results, Seacoast’s plans, objectives, expectations and intentions, the expected timing of completion of the acquisition and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the risk that a regulatory approval that may be required for the proposed acquisition is not obtained, is subject to unexpected delays or is obtained subject to conditions that are not anticipated; (ii) the risk that a condition to the closing of the acquisition may not be satisfied; (iii) the timing to consummate the proposed acquisition; (iv) the risk that the acquired branches will not be integrated successfully; (v) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vi) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; and (vii) the diversion of management time on acquisition-related issues.

Additional information concerning Seacoast and its business, including additional factors that could materially affect its financial results, is included in Seacoast’s Annual Report on Form 10-K for the year ended December 31, 2014 under “Business” and Item 1A. “Risk Factors,” and in Seacoast’s other filings with the Securities and Exchange Commission. Except as required by law, Seacoast disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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